UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2017

CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37886	81-1527911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Demonbreun Street, Suite 700 Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (615) 732-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Section 8 – Other Events

Item 8.01. Other Events.

On October 31, 2017, CapStar Financial Holdings, Inc. (the “Company”) announced that the Company filed a lawsuit against Gaylon M. Lawrence and The Lawrence Group. The complaint alleges that Lawrence and The Lawrence Group made a series of false and misleading securities filings and violated federal and state banking laws in connection with accumulating a stake in the Company in excess of 10 percent.

The foregoing description of the lawsuit is qualified in its entirety by reference to the complaint filed by the Company, a copy which is attached as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the press release announcing the lawsuit is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit Number	Description

99.1	Complaint filed in the United States District Court for the Middle District of Tennessee.

99.2	Press release dated October 31, 2017.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Complaint filed in the United States District Court for the Middle District of Tennessee.

99.2	Press release dated October 31, 2017.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPSTAR FINANCIAL HOLDINGS, INC.

Date: November 1, 2017	By:	/s/ Robert B. Anderson
	Name:	Robert B. Anderson
	Title:	Chief Financial Officer and Chief Administrative Officer